Exhibit 10.22

Confidential

SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT
AGREEMENT

Regarding

BEIJING SHIJI XIQUE INFORMATION TECHNOLOGY CO., LTD.

By and among

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.

BEIJING SHIJI XIQUE INFORMATION TECHNOLOGY CO., LTD.

And

HAIYAN GONG

And

XU LIU

And Others

February 17, 2011

SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT AGREEMENT

This SHAREHOLDERS’ VOTING RIGHTS ENTRUSTMENT AGREEMENT (the “Agreement”) is made on February 17, 2011 in Beijing, the People’s Republic of China (“China” or “PRC”) by and among the following Parties:

(1)	BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD. (“Beijing Miyuan”)

Registered address: Room 408-409, Level 4, 39 Anding Road, Chaoyang District, Beijing;

Legal representative: Haiyan Gong

(2)	BEIJING SHIJI XIQUE INFORMATION TECHNOLOGY CO., LTD. (“Century Xique”)

Registered address: Room 6551, Building No. 3, 3 Xijing Road, High Tech Park, Shijingshan District Badachu, Beijing

Legal representative: Haiyan Gong

(3)	HAIYAN GONG
Chinese ID No.: [*****************]*

(4)	XU LIU
Chinese ID No.: [*****************]*

(5)	YONGQIANG QIAN
Chinese ID No.: [*****************]*

(6)	CHENG LI
Chinese ID No.: [*****************]*

(7)	FUPING YU
Chinese ID No.: [*****************]*

(8)	QINGJUN ZHU
Chinese ID No.: [*****************]*

(The above individuals are hereinafter collectively referred to as the “Shareholders” and individually as a “Shareholder”.)

WHEREAS:

1.	The Shareholders are the entire existing shareholders of Century Xique, and legally hold all the equity interests in Century Xique;

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

2.                                       The Shareholders respectively intend to grant the person designated by Beijing Miyuan the authority to exercise the voting rights enjoyed by them in Century Xique, and Beijing Miyuan agrees to designate the relevant person to accept such authorization.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I. ENTRUSTMENT OF VOTING RIGHTS

1.1                     The Shareholders hereby irrevocably warrant that, after the execution of this Agreement, he/she will execute a power of attorney respectively to authorize Haiyan GONG (ID No. [*****************]*, the “Authorized Person”) to exercise the following rights enjoyed by each of the Shareholders as the shareholders of Century Xique as granted by the articles of association of Century Xique then in effect (collectively the “Authorized Rights”):

(1)                      attending the shareholders’ meeting of Century Xique as the representative of each Shareholder;

(2)                      representing each Shareholder to vote for all the matters that shall be discussed and resolved by the shareholders’ meeting (including but not limited to appointment and election of senior management of Century Xique such as directors, general manager and so on);

(3)                      proposing the convention of the extraordinary shareholders’ meeting;

(4)                      any shareholders’ rights as specified by laws; and

(5)                      other shareholders’ voting rights under the articles of association of Century Xique (including any other shareholders’ voting rights as provided in such amended articles of association).

1.2                     The precondition for the above authorization and entrustment is that the Authorized Person shall be a Chinese citizen and that Beijing Miyuan consents to the above authorization and entrustment.  Only when Beijing Miyuan delivers written notice to the Shareholders requiring replacement of the Authorized Person, shall the Shareholders promptly revoke the authorization to the existing Authorized Person hereunder and authorize the Chinese citizen otherwise designated by Beijing Miyuan to exercise the Authorized Rights according to this Agreement, and the new authorization and entrustment, once made, shall supersede the original authorization and entrustment; except for the above circumstance, the Shareholders shall not revoke the authorization and entrustment granted to the Authorized Person.

1.3                     The Authorized Person shall perform the entrusted obligations within the scope of the authorization under this Agreement in a prudent and diligent manner.  The Shareholders shall acknowledge and be liable for any legal consequences arising from the exercise of any of the Authorized Rights by the Authorized Person.

1.4                     The Shareholders hereby confirm that the Authorized Person does not need to seek the opinion from the Shareholders before exercising the above Authorized Rights.  However, after each resolution is adopted or the proposal for convention of extraordinary shareholders’ meeting is made, the Authorized Person shall notify the Shareholders regarding such promptly.

ARTICLE II. RIGHT TO INFORMATION

For the purpose of exercising the Authorized Rights hereunder, the Authorized Person shall be entitled to have access to various information of Century Xique such as the operation, business, clients, finance, employees of the company, and the relevant materials of Century Xique (including but not limited to any accounts, financial statements, contracts, internal correspondences, meeting minutes of board of directors and other documents related to the finance, business and operation), and Century Xique shall fully cooperate with the exercising of the above rights by the Authorized Person.

ARTICLE III. EXERCISE OF THE AUTHORIZED RIGHTS

3.1                     The Shareholders shall provide full assistance to the exercise of the Authorized Rights by the Authorized Person, including promptly executing the shareholders’ resolution of Century Xique as adopted by the Authorized Person or other relevant legal documents when necessary (including for satisfying the documentation requirements for government approvals, registrations and filings).

3.2                     In case at any time during the term of this Agreement, the grant or exercise of the Authorized Rights hereunder cannot be realized for any reason (except for default by the Shareholders or Century Xique), the Parties shall promptly seek the alternative arrangement most similar to the provision that cannot be realized, and execute a supplementary agreement amending or adjusting the provisions of this Agreement when necessary, so as to ensure the sustainable realization of the purpose of this Agreement.

ARTICLE IV. EXEMPTION AND INDEMNITY

4.1                     The Parties acknowledge that Beijing Miyuan shall not be required to be liable to or make any economic or other indemnity to other Parties or any third party due to the exercise of the Authorized Rights by the Authorized Person under this Agreement.

4.2                     Century Xique and the Shareholders agree to indemnify and hold harmless Beijing Miyuan and the Authorized Person from all losses incurred or may be incurred due to the exercise of the Authorized Rights by the Authorized Person, including but not limited to any losses caused by lawsuits, demands, arbitrations, claims initiated by any third parties or administrative investigations initiated and penalties imposed by government agencies.  If such losses are due to Beijing Miyuan’s deliberate action or gross negligence, such losses shall be excluded from such indemnity.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.1                     The Shareholders hereby severally and jointly represent and warrant as follows:

5.1.1                        Each of the Shareholders is a Chinese citizen with full civil capacity, full and independent legal status and legal capacity, and may act as an eligible party to litigation independently.

5.1.2                        The Shareholders have the full power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction hereunder to be executed by them, and to consummate the contemplated transaction hereunder.

5.1.3                        This Agreement shall be legally and duly executed and delivered by the Shareholders.  This Agreement shall constitute legal and binding obligation upon the Shareholders, and can be enforced against the Shareholders in accordance with this Agreement.

5.1.4                        The Shareholders are the registered legal shareholders of Century Xique when this Agreement comes into effect.  Except for the rights created under this Agreement, the Equity Pledge Agreement by and among the Shareholders and Beijing Miyuan, and the Exclusive Purchase Option Agreement by and among the Shareholders, Century Xique and Beijing Miyuan, the Authorized Rights shall be free of any third party rights.  Pursuant to this Agreement, the Authorized Person may completely and fully exercise the Authorized Rights in accordance with the articles of association of Century Xique then in effect.

5.2                     Beijing Miyuan and Century Xique hereby respectively represent and warrant as follows:

5.2.1                        Each of Beijing Miyuan and Century Xique is a limited liability company duly registered and existing under the PRC Laws with independent legal person status.  Each of Beijing Miyuan and Century Xique has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.2.2                        Each of Beijing Miyuan and Century Xique has the full internal corporate power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction to be executed by it, and to consummate the contemplated transaction.

5.3                     Century Xique further represents and warrants that the Shareholders are the entire registered and legal shareholders of Century Xique when this Agreement comes into effect.  Pursuant to this Agreement, the Authorized Person may completely and fully exercise the Authorized Rights in accordance with the articles of association of Century Xique then in effect.

ARTICLE VI. TERM OF THE AGREEMENT

6.1                     This Agreement shall become effective upon the execution by the Parties and shall be valid until February 16, 2021, unless terminated earlier pursuant to the Parties’ written agreement, or in accordance with Article 8.1 of this Agreement. Prior to the expiry of this Agreement, if any Party requests for an extension of this Agreement, the Parties shall conduct negotiation in good faith. If a mutual agreement is reached, the Parties shall enter into a separate Shareholders’ Voting Rights Entrustment Agreement in accordance with the agreed terms, otherwise the term of this Agreement shall be automatically extended for ten years and the Parties shall continue with the performance of this Agreement.

6.2                    In the event any Shareholder transfers all of his/her equity interests in Century Xique upon prior consent of Beijing Miyuan, such Shareholder shall no longer be a Party to this Agreement, but the obligations and warrants of the other Parties hereunder shall not be so adversely affected.

ARTICLE VII. NOTICE

7.1                     All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Party in writing.

7.2                    The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE VIII. DEFAULT LIABILITIES

8.1                     The Parties agree and acknowledge that, in the event that a Party (the “Defaulting Party”) substantially violates any of the agreements hereunder or fails to perform any of its obligations hereunder substantially, it shall constitute a default under this Agreement (the “Default”).  Any of the non-defaulting parties (the “Non-defaulting Party”) shall be entitled to request the Defaulting Party to rectify the Default or take remedial measures within a reasonable period.  In the event that the Defaulting Party fails to rectify the Default or take remedial measures within a reasonable period or within ten (10) days after a written notice sent by the Non-defaulting Party to the Defaulting Party requesting for the rectification, and if the Defaulting Party is any of the Shareholders or Century Xique, the Non-defaulting Party shall be entitled to determine, at its sole discretion, to: (1) terminate this Agreement and request the Defaulting Party to indemnify all losses incurred by the Non-defaulting Party, or (2) request the Defaulting Party to continue to perform its obligations hereunder and indemnify all losses incurred by the Non-defaulting Party; if the Defaulting Party is Beijing Miyuan, the Non-defaulting Party shall be entitled to request the Defaulting Party to continue to perform its obligations hereunder and to indemnify all losses incurred by the Non-defaulting Party.

8.2                     The Parties agree and acknowledge that the Shareholders or Century Xique shall not request to early terminate this Agreement for any reason under any circumstances, except otherwise required under the law or under this Agreement.

8.3                     Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE IX. MISCELLANEOUS

9.1                     This Agreement shall be signed in [eight (8)] originals in Chinese. Each original shall have equal legal force, and each Party shall retain one (1) original of this Agreement in each language.

9.2                     The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

9.3                    Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the arbitration rules of CIETAC then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

9.4                    Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy such Party is entitled to under any laws or regulations or any other provision of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

9.5                    Any Party’s failure or delay in exercising any of its right, power and remedy (“Such Rights”) under this Agreement or laws shall not result in a waiver of Such Rights, nor shall any single or partial waiver of any Such Right preclude any exercise of Such Right in other manner or the exercise of any other Such Rights by such Party.

9.6                     The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

9.7                     Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

9.8                     Any amendment or supplement to this Agreement shall be made in writing, and shall take effect after duly executed by the Parties.

9.9                     Without prior written consent of the other Parties, any Party shall not transfer any of its rights and/or obligations under this Agreement to any third party.

9.10               This Agreement shall be binding upon the legal successor of each Party.

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[Signature Page]

IN WITNESS WHEREOF, this Shareholders’ Voting Rights Entrustment Agreement has been duly executed by the Parties as of the date and at the place first above written.

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.		BEIJING SHIJI XIQUE INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Beijing Miyuan Information Technology Co., Ltd.]		(Company Seal) [seal: Beijing Shiji Xique Information Technology Co., Ltd.]

Signature:	/s/ Haiyan Gong	Signature:	/s/ Haiyan Gong

Name:		Name:
Title:		Title:

Haiyan GONG		Xu LIU

Signature:	/s/ Haiyan Gong	Signature:	/s/ Xu Liu

Yongqiang QIAN		Qingjun ZHU

Signature:	/s/ Yongqiang Qian	Signature:	/s/ Qingjun Zhu

Cheng LI		Fuping YU

Signature:	/s/ Cheng Li	Signature:	/s/ Fuping Yu